UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2025

Applied DNA Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36745 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

50 Health Sciences Drive

Stony Brook, New York 11790

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:

631-240-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	APDN	The Nasdaq Stock Market

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a Special Meeting of Stockholders (the “Special Meeting”) held on September 30, 2024, the stockholders of Applied DNA Sciences, Inc. (the “Company”) authorized the board of directors of the Company (the “Board”), in its discretion, to amend the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse split of the Company’s outstanding common stock, par value $0.001 (the “Common Stock”), at a ratio between one-for-five (1:5) and one-for-fifty (1:50), with such final ratio to be determined by the Board. The Board determined to set the reverse stock split ratio at one-for-fifty (1:50) (the “Reverse Stock Split”) and approved the final form of the Certificate of Amendment to the Certificate of Incorporation to effectuate the Reverse Stock Split (the “Certificate of Amendment”). The Certificate of Amendment will be filed with the Secretary of State of the State of Delaware on March 13, 2025, and the Reverse Stock Split will become effective in accordance with the terms of the Certificate of Amendment at 12:01 a.m. Eastern Time on Friday, March 14, 2025 (the “Effective Time”).

As previously reported on its Current Report on Form 8-K dated November 12, 2024, the Company received written notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market (the “Bid Price Rule”). Based on the closing bid price of the Company’s Common Stock for the thirty-one (31) consecutive business days from September 27, 2024 to November 11, 2024, the Company no longer meets the requirements of the Bid Price Rule. The Reverse Stock Split is intended to bring the Company into compliance with the Bid Price Rule.

At the Effective Time, every 50 shares of Common Stock issued and outstanding will be automatically combined into one share of issued and outstanding Common Stock, without any change in the par value per share. After the Effective Time, the number of outstanding shares of Common Stock of the Company will be reduced from approximately 55.2 million to approximately 1.1 million.

Fractional shares will not be issued as a result of the Reverse Stock Split. Instead, any fractional shares of the Company’s Common Stock that would have otherwise resulted from the Reverse Stock Split will be rounded up to the nearest whole share.

Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action and will see the impact of the Reverse Stock Split automatically reflected in their accounts.

The Common Stock is expected to begin trading on The Nasdaq Capital Market on a Reverse Stock Split-adjusted basis on Friday, March 14, 2025. There will be no change in the Company’s Nasdaq ticker symbol, “APDN”. In connection with the Reverse Stock Split, the CUSIP number for the Common Stock has been changed to 03815U508.

The Reverse Stock Split will result in a proportionate adjustment to the per share exercise price and the number of shares of Common Stock issuable upon the exercise of outstanding stock options and warrants, as well as the number of shares of Common Stock eligible for issuance under the Company’s 2005 Incentive Stock Plan and 2020 Equity Incentive Plan.

The information set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Certificate of Amendment that effectuated the Reverse Stock Split, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On March 12, 2025, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.1 hereto.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the effective date of the Reverse Stock Split and the trading of the Common Stock on a split-adjusted basis. All forward-looking statements reflect the Company’s beliefs and assumptions only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update forward-looking statements to reflect future events or circumstances. Capitalized terms shall have the meanings ascribed to such terms in the Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Form of Seventh Certificate of Amendment to the Certificate of Incorporation
99.1	Press Release, dated March 12, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2025	APPLIED DNA SCIENCES, INC.

	By:	/s/ James A. Hayward
	Name:	James A. Hayward
	Title:	Chief Executive Officer